Exhibit 23.4

CONSENT OF ENGINEER

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of National Fuel Gas Company of our audit report for Seneca Energy Canada, Inc. dated October 14, 2005 and to the reference to our estimate dated September 30, 2005, which appear in and are incorporated by reference in National Fuel Gas Company’s Annual Report on Form 10-K for the year ended September 30, 2005.

RALPH E. DAVIS ASSOCIATES, INC. /s/ Allen C. Barron Allen C. Barron, P.E. President

Houston, Texas
December 12, 2005